UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 10, 2024

Universal Biosensors, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-52607	98-0424072
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Corporate Avenue Rowville, 3178, Victoria Australia	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

+61 3 9213 9000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On April 11, 2024, Universal Biosensors, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with an underwriter named in the Underwriting Agreement (the “Underwriter”), whereby the Company agreed to issue: (i) up to 66,666,667 shares of its common stock in the form of CHESS Depositary Interests (“CDIs”), each of which represents a beneficial interest of one (1) fully paid share of the Company’s common stock together with (ii) options to purchase CDI for an exercise price of A$0.20 and expiry date 3 (three) years from the date of issue (the “Offer Options”), with one (1) Offer Option attaching to each such CDI, in a transaction including a pro rata non-renounceable entitlement offer to eligible existing CDI holders (the “Entitlement Offer”) at a price of A$0.15 per CDI, and the Underwriter agreed to take up its full entitlement under the Entitlement Offer and fully underwrite the Entitlement Offer, which means that the Underwriter has agreed to subscribe for or procure others to subscribe for all securities (if any) not subscribed for by the Company’s eligible securityholders under the Entitlement Offer. The Underwriting Agreement additionally contemplates that, subject to approval of the Australian Securities Exchange Limited (“ASX”) and satisfaction of certain conditions, the Offer Options and the Underwriter Options (as defined below) will be listed and subsequently traded on the ASX. The Company expects to receive aggregate gross proceeds of approximately A$10 million in connection with the Entitlement Offer (excluding amounts to be raised upon exercise of the Offer Options).

Pursuant to the terms of the Underwriting Agreement, the Company agreed to issue to the Underwriter (or its nominee) up to 13,849,567 options (the “Underwriter Options”), as its underwriting fee in lieu of a cash underwriting fee of 5% of the underwritten amount of A$10 million, or A$0.5 million. The terms of the Underwriter Options are identical to the terms of the Offer Options. If the Underwriter Options are not issued to the Underwriter, the Company will be obligated to pay a cash underwriting fee of 6% of the underwritten amount of A$10 million, or A$0.6 million. The Company has also agreed to pay reasonable costs and expenses incurred by the Underwriter in relation to the Entitlement Offer, including legal fees and out-of-pocket expenses.

The Underwriting Agreement contains representations, warranties, and agreements of the Company, conditions to closing, indemnification obligations of the parties, termination provisions, and other terms and conditions in each case that are customary in agreements of this type.

The foregoing description of the Underwriting Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Underwriting Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2024.

Item 3.02               Unregistered Sales of Equity Securities.

The information relating to the issuance of CDIs, the Offer Options, and the Underwriter Options (collectively, the “Securities”) in connection with the Entitlement Offer disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The issuance of CDIs and the Offer Options in the Entitlement Offer will be made in reliance upon the exemption from registration afforded by Regulation S promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The issuance of the Underwriter Options will be made in reliance upon the exemption from registration afforded by Section 4(a)(2) of the Securities Act or Regulation S promulgated under the Securities Act. The issuance of CDIs underlying the Offer Options and the Underwriter Options will be made in reliance upon the exemption from registration afforded by Regulation S promulgated under the Securities Act.

Item 5.03               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 10, 2024, following stockholder approval at the Meeting (as defined below), the Company filed with the Secretary of State of the State of Delaware a Certificate of Amendment (the “Certificate of Amendment”) to the Company’s Amended and Restated Certificate of Incorporation, as amended to date, to increase the number of authorized shares of the Company’s common stock from 300,000,000 shares to 750,000,000 shares. The Certificate of Amendment became effective upon acceptance of the filing by the Secretary of State of the State of Delaware.

The foregoing description of the Certificate of Amendment does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Certificate of Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07               Submission of Matters to a Vote of Security Holders.

On April 10, 2024, the Company held a special meeting of stockholders (the “Meeting”). At the Meeting, the Company’s stockholders voted on four (4) proposals, which are described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 25, 2024 and approved each such proposal. Proposal 5 (the Adjournment Proposal) was not presented at the Meeting because there were sufficient votes to approve Proposals 1 through 4.

Set forth below are the matters the stockholders voted on and the final voting results.

Proposal No.	Proposal	Votes For	Votes Against	Abstentions	Broker Non-Votes
Proposal 1	Underwriter Options Proposal	52,880,699	2,603,610	55,808,640	—
Proposal 2	Placement CDIs Ratification Proposal	103,092,909	7,643,449	1,310,211	—
Proposal 3	Placement Options Proposal	102,831,014	7,908,449	1,307,106	—
Proposal 4	Authorized Shares Proposal	108,416,353	2,323,110	1,307,106	—

Item 8.01	Other Events.

On April 11, 2024 (April 11, 2024 in Australia), the Company commenced the delivery to the stockholders of the Company a written notice with respect to the Entitlement Offer, as required by the ASX Listing Rules. In accordance with Rule 135c(d) under the Securities Act, a copy of such notice is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference in this Item 8.01.

Forward-Looking Statements

This current report contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the “safe harbor” created by those sections. All statements in this current report that are not based on historical fact are “forward-looking statements.” These statements may be identified by words such as “estimates,” “anticipates,” “projects,” “plans,” “strategy,” “goal,” or “planned,” “seeks,” “may,” “might,” “will,” “expects,” “intends,” “believes,” “should,” and similar expressions, or the negative versions thereof, and which also may be identified by their context. All statements that address the development of the events including but not limited to the Company’s closing of the Entitlement Offer, the expected gross proceeds from the Entitlement Offer, and the successful listing of the Offer Options and the Underwriting Options for trading on ASX are forward-looking statements. While management has based any forward-looking statements included in this current report on its current expectations, the information on which such expectations were based may change. Forward-looking statements involve inherent risks and uncertainties, which could cause actual results to differ materially from those in the forward-looking statements as a result of various factors, including, but not limited to, the following: volatility of the trading price of the Company’s common stock, ultimate allocation of the amounts relating to the Entitlement Offer and other risks ancillary to the Entitlement Offer, a possibility of denial of the Company’s listing application for the Offer Options and the Underwriter Options, general economic uncertainty, or the occurrence of any other risks, including any event, change or other circumstances that could give rise to the termination of the Underwriting Agreement or otherwise prevent the Entitlement Offer or any part thereof from completion. The Company urges you to consider those risks and uncertainties in evaluating its forward-looking statements. Readers are cautioned to not place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in its expectations with regard thereto, or any change in events, conditions, or circumstances on which any such statement is based.

Not an Offer or Sale. Ineligible Securityholders

This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy any of the Securities, nor shall there be any offer or sale of the Securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

No securityholders of the Company with a registered address outside of Australia or New Zealand, or who are, or who are acting for the benefit of, U.S. Persons are invited, or will be permitted, to participate in the Entitlement Offer or purchase the Securities. The Company has instituted procedures to prevent any person who is not a resident of Australia or New Zealand, or any person who is, or who is acting for the benefit of, a U.S. Person, from purchasing the Securities in the Entitlement Offer.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Universal Biosensors, Inc., Inc., dated as of April 10, 2024

99.1	Rule 135c Written Notice to the Company’s Stockholders

104	Cover Page Interactive Data File (formatted as inline XBRL with applicable taxonomy extension information contained in Exhibits 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL BIOSENSORS, INC.

Date: April 11, 2024	By:	/s/ Salesh Balak
Salesh Balak
Principal Financial Officer